UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INDIGO INTERNATIONAL, CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7380 Primary Standard Industrial Classification Code Number	68-0680858 IRS Employer Identification Number

68A Nowe Tloki Street

Wolsztyn, Poland, 64-200

Tel. +48717106630

Fax. +48717243634

(Address and telephone number of principal executive offices)

Incorp Services, Inc.

375 North Stephanie St, Suite 1411

Henderson, Nevada 89014-8909

Tel: 702. 866.2500

Fax:  702. 866.2689

(Name, address and telephone number of agent for service)

Copies To:

Dean Law Corp.

 601 Union Street, Suite 4200

Seattle, Washington 98101

 Tel: 206.274.4598

Fax: 206.493.2777

_____________________________

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Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer |__| Accelerated filer |__|

Non-accelerated filer |__| Smaller reporting company | X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	1,510,000	$0.05 per share	$75,500	$5.38

(1)	Determined arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (a) and (o) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated December ___, 2010

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PROSPECTUS
Indigo International, Corp.

1,510,000 SHARES
COMMON STOCK

This prospectus relates to the resale by certain selling shareholders up to 1,510,000 shares of common stock of Indigo International, Corp. held by selling shareholders of Indigo International, Corp.

Our common stock is presently not traded on any market or securities exchange.

_________________

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 7-13.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  Currently, our common stock is not traded on any exchange or on the Over-the-Counter market and there has been no market for our securities.  Each of the selling shareholders may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).  We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC Bulletin Board.  Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with Financial Industry Regulatory Authority (“FINRA”) for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no  assurance  that our shares of common stock will ever be quoted on a quotation service or stock exchange, or that a trading  market  will  develop  or,  if  developed,  that it will be  sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

______________

The Date of This Prospectus Is: February 17 , 2011

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The following table of contents has been designed to help you find information contained in this prospectus.  We encourage you to read the entire prospectus.

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Prospectus Summary

Prospective investors are urged to read this prospectus in its entirety.

As used in this prospectus, references to the “Company,” “we,” “our,” “us” or “Indigo International” refer to Indigo International, Corp., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus.  Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Indigo International, Corp., was founded in the State of Nevada on June 2, 2010.  We are a Poland based corporation and plan to operate a consulting business in commercial cultivation of white mushrooms (agaricus bisporus), including but  not limited to consulting in process engineering, improvement of production methods, fruiting techniques, spore measurements, mushroom quality, packaging, changes in growing on different strains or developing more adequate harvesting methods, quality of raw materials, recipe, homogeneity, logistics, the process of composting and hygiene and instructing and training of staff in Poland.  We plan to expand our services to European and North American market in the future if we have the available resources and growth to warrant it.  We are a development stage company and there is no guarantee that we will be able to expand our business, given the lack of revenues and operations to date. We have minimal assets and have incurred losses since inception.  To date, our business operations have been limited to primarily, the development of a business plan and the signing of the consulting agreement with “Ogrodnictwo Piotr Walkowiak” a private Polish company, specializing in commercial white mushroom cultivation. As of February 17 , 2011, we have not provided any consulting services pursuant to the signed agreement.

We must raise additional capital in order for our business plan to succeed.  We are not raising any money in this offering.  The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.  There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.  Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

Our auditors have issued a going concern opinion.  This means that that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

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On September 27, 2010 a consulting agreement was signed with “Ogrodnictwo Piotr Walkowiak” a Poland based company, specializing in commercial white mushroom cultivation.  As of February 17 , 2011“Ogrodnictwo Piotr Walkowiak” is the only Polish company we have signed consulting agreement with. As of February 17 , 2011, we have not provided any consulting services pursuant to the signed agreement.

Even though the negotiation of additional agreements with customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

We were incorporated on June 2, 2010 under the laws of the state of Nevada.  Our principal office is located at 68-A Nowe Tloki Street, Wolsztyn, Poland 64-200.  Our telephone number is +48717106630, fax number +48717243634.  Our fiscal year end is November  30.

The Offering:

Securities Being Offered	The selling shareholders are hereby offering up to 1,510,000 shares of common stock.
Offering Price

The selling shareholders will sell our shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board, if our shares of common stock are ever quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC Bulletin Board.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of the Offering

The offering will conclude when all of the 1,510,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued and to be Issued

1,510,000 shares of our common stock to be sold in this prospectus are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock

There is no market for our shares of common stock.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

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Summary Financial Information

The tables and information below are derived from our audited financial statements for the period from Inception (June 2, 2010) to November 30, 2010.  Our working capital as at November 30, 2010 was $22,980.

As of November 30,2010 (Audited)
Balance Sheet
Total Assets	$23,254
Total Liabilities	$274
Stockholders’ Equity	$22,980
Period from Inception (June 2, 2010) to November 30, 2010 (Audited)
Income Statement
Revenue	$-
Total Expenses	$620
Net Loss	$(620)

Risk Factors related to our Business and Industry

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. We do not currently have a trading price for our common stock.  If and when our common stock become eligible for trading on the Over-the-Counter Bulletin Board, the trading price could decline due to any of these risks, and you may lose all or part of your investment.

BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

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IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

While on November 30, 2010, we had cash on hand of $23,254 we have accumulated a deficit of $620 in business development and administrative expenses.  Our current cash reserves are not sufficient to meet our obligations for the next twelve-month period.  We anticipate that the minimum additional capital necessary to fund our planned operations for the 12-month period will be approximately $5,800 and will be needed for general administrative expenses, business development, marketing costs, support materials and costs associated with being a publicly reporting company.  We have not generated any revenue from operations to date.  In order to expand our business operations, we anticipate that we will have to raise additional funding.  If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.

We are not raising any money in this offering. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.  Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

WE HAVE A VERY LIMITED HISTORY OF OPERATIONS AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN REVENUES OR PROFITABILITY.  IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY SUSPEND OR CEASE OPERATIONS.

We were incorporated on June 2, 2010, and our net loss since inception is $620, of which $376 is for bank charges, $60 for telephone charges and $184 is for miscellaneous charges. We have a very limited  history of operations upon which an evaluation of our future success or failure can be made.

To date, our business development activities have consisted solely of negotiating and executing a consulting agreement with “Ogrodnictwo Piotr Walkowiak,” a private Polish company.  Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.

In addition, there is no guarantee that we will be able to expand our business operations.  Even if we expand our operations, at present, we do not know precisely when this will occur.

We cannot guarantee that we will be successful in generating revenues and profit in the future.  Failure to generate revenues and profit will cause us to suspend or cease operations.  If this happens, you could lose all or part of your investment.

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WE FACE STRONG COMPETITION FROM LARGER AND WELL ESTABLISHED COMPANIES, WHICH COULD HARM OUR BUSINESS AND ABILITY TO OPERATE PROFITABLY.

Our industry is competitive.  There are many businesses specializing in consulting of commercial cultivation of white mushrooms in Poland and Europe and our services are not unique to their services.  Even though the industry is highly fragmented, it has a number of large and well established companies, which are profitable and have developed a brand name.  Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

WE CURRENTLY HAVE IDENTIFIED ONLY ONE POTENTIAL CUSTOMER. IF WE DO NOT ATTRACT NEW CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We currently have identified only one potential customer to use our service , a Poland based commercial mushroom cultivation company “Ogrodnictwo Piotr Walkowiak”. We have not identified any other customers and we cannot guarantee we ever will have any other customers.  Even if we obtain new customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

THE CONSULTING INDUSTRY OF COMMERCIAL WHITE MUSHROOM GROWERS MIGHT BE AFFECTED BY GENERAL ECONOMIC DECLINE AND THIS COULD ADVERSELY AFFECT OUR OPERATING RESULTS AND COULD LEAD TO LOWER REVENUES THAN EXPECTED.

The consulting industry of commercial white mushrooms (agaricus bisporus) growers might be affected by general economic decline.  We expect that this could adversely affect our operating results and could lead to lower revenues than expected if economic situation does not change for better.

IF WE ARE UNABLE TO BUILD AND MAINTAIN OUR BRAND IMAGE AND CORPORATE REPUTATION, OUR BUSINESS MAY SUFFER.

We are a new company, having been formed and commenced operations only in 2010.  Our success depends on our ability to build and maintain the brand image for our services.  We cannot assure you, however, that any additional expenditure on advertising and marketing will have the desired impact on our services’ brand image and on customer preferences.  Our relationships with all of our customers will be new and may be terminated at any time.  We need to maintain and expand our relationships with potential users of our services and effectively manage these relationships.  If we fail to successfully manage our relationships with our customers, to build and maintain our brand image and corporate reputation our business may suffer.

PRICE COMPETITION COULD NEGATIVELY AFFECT OUR GROSS MARGINS.

Price competition could negatively affect our operating results.  To respond to competitive pricing pressures, we will have to offer our services at lower prices in order to retain or gain market share and customers.  If our competitors offer discounts on certain services in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

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BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our sole officer sole director, Mr. Ireneusz Antoni Nawrot, will only be devoting limited time to our operations.  Mr. Nawrot intends to devote approximately 30% (15 hours a week) of his business time to our affairs.  Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him.  As a result, our operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.  It is possible that the demands on Mr. Nawrot from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.  In addition, Mr. Nawrot may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels. And finally, we have not adopted a policy that expressly prohibits our sole officer and director Mr. Nawrot from having a direct or indirect financial interest in potential future opportunity or from engaging in business activities of the types conducted by us. As a result, in the future our sole officer and director Mr. Nawrot may favor his own interests over our interests and those of our shareholders, which could have a material adverse effect on our business and results of operations.

IF MR. NAWROT, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE AN OFFICER OR A DIRECTOR.  THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We extremely depend on the services of our sole officer and director, Mr. Nawrot, for the future success of our business.  The loss of the services of Mr. Nawrot could have an adverse effect on our business, financial condition and results of operations.  If he should resign or die we will not have a chief executive officer.  If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended.  In that event it is possible you could lose your entire investment.

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BECAUSE OUR SOLE OFFICER AND DIRECTOR OWNS 66.52% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our sole officer and director, Mr. Ireneusz Antoni Nawrot, owns approximately 66.52% of issued and outstanding shares of our common stock.  Accordingly, he will be able to determine the outcome of all corporate transactions or other matters that require shareholder approval, including but not limited to, the election of directors, mergers, consolidations, and the sale of all or substantially all of our assets.  He will also have the power to prevent or cause a change in control.  The interests of our sole officer and director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE MR. NAWROT, OUR SOLE OFFICER AND DIRECTOR, IS NOT A RESIDENT OF THE UNITED STATES IT MAY BE DIFFICULT TO ENFORCE ANY LIABILITIES AGAINST HIM.

Accordingly, if an event occurs that gives rise to any liability, shareholders would likely have difficulty in enforcing such liabilities because Mr. Ireneusz Antoni Nawrot, our sole officer and director resides outside the United States.  If a shareholder desired to sue, the shareholder would have to serve a summons and complaint.  Even if personal service is accomplished and a judgment is entered against a person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where assets are located.

BECAUSE THE COMPANY’S HEADQUARTERS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO AFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENT BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our sole officer and director is a non-U.S. resident and our headquarters are located outside the United States.  Consequently, it may be difficult for investors to affect service of process in the United States and to enforce in the United States judgments obtained in United States courts based on the civil liability provisions of the United States securities laws.  Since all our assets will be located in Poland it may be difficult or impossible for U.S. investors to collect a judgment against us.  As well, any judgment obtained in the United States against us may not be enforceable in the United States.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never paid any dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. We are not raising any money in this offering.  Our most likely source of additional capital will be through the sale of additional shares of common stock.  Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of investors’ shares.

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THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES, AND IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop.  We plan to apply for quotation of our common stock on the Over-The-Counter Bulletin Board upon the effectiveness of this Registration Statement, of which this prospectus forms a part.  However, we can provide investors with no assurance that our shares will be traded on the Over-The-Counter Bulletin Board or, if traded, that a public market will materialize.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock.  In such a case, shareholders may find that they are unable to achieve benefits from their investment.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

IF OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTC BULLETIN BOARD, THE TRADING PRICE MAY FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

 As of the date of this Registration Statement, our common stock does not yet trade on the Over-The-Counter Bulletin Board.  If our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

We do not have a market maker.  There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.  In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile.  These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock.  As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company.  We have no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment in us.

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Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the Over-The-Counter Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily, by adding a $0.03 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the Over-The-Counter Bulletin Board.  Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,510,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S promulgated pursuant to the Securities Act of 1933.  All shares were acquired in an offering made outside of the United States solely to non-U.S. persons, with no directed selling efforts in the United States and where offering restrictions were implemented.

The shares include the following:

1.           960,000 shares of our common stock that the selling shareholders acquired from us in a private offering that was exempt from registration under Regulation S of the Securities Act of 1933, as amended, which offering closed on  September 10, 2010;

2.           550,000 shares of our common stock that the selling shareholders acquired from us in a private offering that was exempt from registration under Regulation S of the Securities Act of 1933, as amended, which offering closed on November 18, 2010;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering;

2. the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the offering; and

4. the percentage owned by each upon completion of the offering.

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Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Wojciech Jozef Antonkiewicz	80,000	80,000	-0-	-0-
Kinga Teresa Czepanis	80,000	80,000	-0-	-0-
Tomasz Iwaszczyszyn	80,000	80,000	-0-	-0-
Dorota Diana Kozuszek	80,000	80,000	-0-	-0-
Tomasz Krzysztof Szklany	80,000	80,000	-0-	-0-
Przemyslaw Grabek	80,000	80,000	-0-	-0-
Olga Aleksandra Lipowska	80,000	80,000	-0-	-0-
Adam Krzysztof Baczmanski	80,000	80,000	-0-	-0-
Dawid Adrian Druzkowski	80,000	80,000	-0-	-0-
Patrycja Danuta Baczmanska	80,000	80,000	-0-	-0-
Damian Przemyslaw Serwaczak	80,000	80,000	-0-	-0-
Adrian Dawid Kurek	80,000	80,000	-0-	-0-
Wojciech Nawrot (1)	50,000	50,000	-0-	-0-
Marianna Nawrot (2)	50,000	50,000	-0-	-0-
Pawel Sitkowski	50,000	50,000	-0-	-0-
Szymon Krajewski	50,000	50,000	-0-	-0-
Mariusz Chorazy	25,000	25,000	-0-	-0-
Marek Ryszard Jurkitewicz	25,000	25,000	-0-	-0-
Dawid Nawrot (3)	50,000	50,000	-0-	-0-
Tadeusz Szymon Prokopiuk	25,000	25,000	-0-	-0-
Daniel Stanislaw Frysny	25,000	25,000	-0-	-0-
Miroslaw Wawryniuk	25,000	25,000	-0-	-0-
Marian Franciszek Prokopiuk	25,000	25,000	-0-	-0-
Mariusz Tadeusz Modrzewski	25,000	25,000	-0-	-0-
Wojciech Dudziak	50,000	50,000	-0-	-0-
Emil Karol Krajewski	25,000	25,000	-0-	-0-
Witold Przemyslaw Glinka	25,000	25,000	-0-	-0-
Pawel Nowak	25,000	25,000	-0-	-0-
Total number of shares	1,510,000	1,510,000	-0-	-0-

(1)Brother of our sole officer and director Ireneusz Antoni Nawrot.

(2)Mother of our sole officer and director Ireneusz Antoni Nawrot.

(3)Son of our sole officer and director Ireneusz Antoni Nawrot.

Besides the above, there are no relationships between our selling shareholders and our sole officer and director.

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The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 4,510,000 shares of common stock issued and outstanding on the date of this prospectus.

Other than disclosed above, none of the selling shareholders:

1. has had a material relationship with us other than as a shareholder at any time within the past three years;

2. has ever been one of our officers or directors;

3. is a broker-dealer; or a broker-dealer affiliate.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the Over-The-Counter Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the Over-The-Counter Bulletin Board.  Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.  If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us.  There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

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The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission (the “Commission”) has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules to deliver a standardized risk disclosure document prepared by the Commission, which contains:

- a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

- a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- a toll-free telephone number for inquiries on disciplinary actions;

- a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and

- such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

- bid and offer quotations for the penny stock;

- the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

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Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

1,510,000 shares of our common stock to be sold in this prospectus are issued and outstanding as of February 17, 2011.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

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Other Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Dean Law Corp. has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by De Joya Griffith and Company, LLC  to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

Overview

We were incorporated in the State of Nevada on June 2, 2010.  To date, our business operations have been limited to primarily, the development of a business plan and the signing of the service agreement with “Ogrodnictwo Piotr Walkowiak”, a private Polish company, specializing in white mushroom growing. There is no any relationship between the company “Ogrodnictwo Piotr Walkowiak” we signed the service agreement with and our officer, director or affiliates. As of February 17 , 2011, we have not provided any consulting services pursuant to the agreement. We plan to operate a consulting business in commercial cultivation of white mushrooms (agaricus bisporus), including but  not limited to consulting in process engineering, improvement of production methods, fruiting techniques, spore measurements, mushroom quality, packaging, changes in growing on different strains or developing more adequate harvesting methods, quality of raw materials, recipe, homogeneity, logistics, the process of composting and hygiene and instructing and training of staff in Poland.   We plan to expand our services to European and North American market in the future if we have the available resources and growth to warrant it.  We are a development stage company and there is no guarantee that we will be able to expand our business, given the lack of revenues and operations to date. We have minimal assets and have incurred losses since inception. Our plan of operation is forward-looking.  It is likely that we will not be able to achieve profitability and might need to cease operations due to the lack of funding.  We maintain our statutory registered agent's office at 375 North Stephanie Street, Suite 1411, Henderson, Nevada 89014-8909.  Our business office is located at 68A Nowe Tloki Street, Wolsztyn, Poland 64-200.  Our telephone number is +48-717106630; our fax number is 48-717243634.

Commercial production of white mushrooms (agaricus bisporus) is both an art and a science with many complex and distinct stages.  Mushrooms are one of the most difficult commodities to grow.  Intensive labor is required to produce a consistent, high-quality crop.  While white mushrooms have been grown in unused coal and limestone mines, old breweries, basements of apartment houses, natural and man-made caves, rhubarb sheds, and many other unusual structures, successful commercial mushroom growing requires special farms that are highly technical operations, complete with extensive computerized systems to monitor each point in production.

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The overall white mushroom production cycle consists of Phase I and Phase II composting, spawning, spawn colonization (Phase III), casing, case run, pinning and finally harvesting.  The specific criteria (temperature set points, carbon dioxide concentrations and so forth) involved in each stage will change depending on different mushroom crops and different mushroom growers, but the basic concepts and methods of mushroom production remain constant.

Because of the fact that the margin between cost price and retail price is not very significant it is very important for a grower to get the maximum yield with the highest quality.  We can offer advice to commercial growers on how to achieve these goals by helping them to improve their production methods, strains, fruiting techniques, mushroom quality and packaging.  We can also help with changing growing schedules, changes in growing on different strains or developing more adequate harvesting methods.  The frequency of the visits can vary from several times per week to once a month, depending on the problems of the farm.

Consulting Services

Our consulting services for commercial growers of white mushrooms (agaricus bisporus) will include:

- Consulting in process engineering

- Quality control

- Optimizing compost quality

- Hygiene check

- Spore measurement

- Improvement of production methods

- Improvement of fruiting techniques

- Improvement of mushroom quality

- Instructing and training of staff

Our specific areas of services will include the following:

1.For clients’ existing cultivation facilities:

- Review of the current cultivation process used by client.

- Prepare a written recommendation for improvement of production methods that are appropriate for existing facility. Special consideration will be given to selecting fruiting techniques, spore measurements, mushroom quality, evaluating changes in growing different strains and sanitation. Upon client’s approval to provide necessarily instructing and training of staff.

- Upon revision of contracts with current raw material suppliers and compost suppliers prepare a written recommendation regarding cost effective possibilities of contracting new suppliers and specific terms and conditions that should be included in new contracts and agreements.

- Review of the harvesting method, packaging and storing of the product.

- Prepare a written recommendation for improvement of harvesting, packaging and storing of the product.

- After revising current contracts with product distributors prepare a written recommendation regarding marketing strategies, new distributor’s networks and logistic solutions.

2.For clients’ future cultivation facilities:

- Review client’s project program, plans, drawings and other materials.

- Prepare a written recommendation for a modern growing system. Special consideration will be given to possibilities of shortening production cycle, optimizing shelving systems, and humidification and temperature control systems, modern sanitation techniques.

3.On-Call service:

1. Give verbal or written recommendations or instructions via phone, mail or email regarding any client’s questions that are not mentioned above, but are related to mushroom cultivation process (as an example – instructions in case of pathogen infection or pest infestation).

Clients

Our president and director, Ireneusz Antony Nawrot will market our product and negotiate with potential customers.  We intend to develop and maintain a database of potential customers who may want to use our services.  We will follow up with these clients periodically and offer them free presentations and special discounts from time to time.  Our methods of communication will include: phone calls, email and regular mail.  We plan to attend trade shows in our industry to showcase our services with a view to find new customers.  We will ask our satisfied customers for referrals.

We will market and advertise our service on our web site by showing its advantages over similar services offered by other companies.  We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.  We intend to promote our website by displaying it on our promotion materials. The company’s website has not been developed at this time. We intend to begin developing our website by August of 2011, assuming available resources and company’s growth as planned.

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We expect that our potential clients will consist of the following:

1. Small and medium size commercial mushroom growers in Poland;

2. Small and mid-sized mushroom growers in Europe, including but not limited to the Netherlands, Belgium, Germany and France. This option would be available to us only in the future, assuming available resources and growth to warrant it; and

3. Small and mid-sized mushroom growers in the North America.  This option would be available to us only in the future, assuming available resources and growth to warrant it.  Currently this option is questionable, given the lack of revenues and operations to date.

History of White Mushrooms (Agaricus Bisporus)

Hippocrates first mentioned mushrooms when he wrote about their medicinal value in 400 B.C.  The first mention of mushroom cultivation, distinct from a chance appearance in the field, was in l652.  Unfortunately, they were described as excellent for “making into compresses for ripening boils” but not as good to eat.

The earliest description of the commercial cultivation of white mushroom (agaricus bisporus) was made by French botanist Joseph Pitton de Tournefort in 1707.  In 1731, Miller introduced to England the French method for the cultivation of mushrooms when he described it in his Gardener Dictionary.  The first record of year-round commercial production was in l780 when a French gardener began to cultivate mushrooms in the underground quarries near Paris.

In 1894, the French Constantin and Matruchot were able to achieve a controlled germination of spores from mushroom tissue and spores.  This mycelium, known as 'pure culture', was then inoculated in sterilized horse manure, which acted as carrier and nutrient base.  Subsequently, this substance was bottled and left to settle until the mycelium spread and colonized the sterilized horse manure.  Later, growers bought this substance, in theory free of disease.  The final product (planting material) sold to growers was mushroom spawn.  The process in which growers planted the spawn in compost and left it to colonize this compost was called spawning.  Laboratory operators could achieve a superior spawn quality by selecting spores from the best quality mushrooms.  Since sterilized horse manure was the initial carrier of the mushroom mycelium, the first varieties of commercial spawn were called manure spawn.

Constantin and Matruchot managed to keep their method secret until 1902, when Ferguson, an American, published a description of the conditions in which a controlled germination of spores and the growth of mycelium could be achieved.  This meant the end of the monopoly of the Institute Pasteur of France as the leading institution in the spawn world market.

In 1903, Louis F. Lambert, an immigrant from Belgium, created the Lambert's pure culture spawn in his laboratory of St. Paul, Minnesota.  Until then, US growers had been importing from England compost bricks inoculated with a mixture of mushroom strains.  By 1907, Lambert's American Spawn Company was marketing at least seven different pure strains of mushrooms to growers around the US.

In 1932, James W. Sinden, then head of the Pennsylvania State University's mushroom research program, patented grain spawn.  The carriers of mycelium were, in this case, grains.  By the 1970s grain spawn had completely displaced manure spawn in most countries.

At present, rye and millet are the most common grains used to carry mycelium, but wheat and sorghum have been used.

The current variety of white mushrooms, commonly found in supermarket shelves world-wide, comes from a single cluster of white mushrooms that an American grower named Downing, from Pennsylvania, found in a bed of brown mushrooms in his farm in 1926.  Until then all mushrooms had been brown. (1)

(1) http://www.themushroompeople.com/showArticle.asp?id=1770

Today white mushroom (agaricus bisporus) is cultivated in at least 70 countries around the world.  Global production in the early 1990s was reported to be more than 1.5 billion kg, worth more than US$ 2 billion. (2)

(2) http://en.wikipedia.org/wiki/Agaricus_bisporus

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Description of White Mushrooms (Agaricus Bisporus)

Today, there are more than 100,000 types of mushrooms in the world.  They differ in appearance, habitat and physiological functions.  Mushrooms do not contain chlorophyll; hence they are unable to synthesize organic substances from the inorganic matter on their own.  The basis of a mushroom’s vegetative body is mycelium or spawn which is composed of branching fibers – the hyphae.  Out of the wide variety of mushrooms, the kind used mostly for commercial cultivation is the white mushroom (agaricus bisporus).  This mushroom became a true crop.  It is cultivated in many countries of the world.  An excellent taste, economy and abundant fruiting are the basic qualities which became the reason for cultivating these mushrooms.

Among English speakers, Agaricus bisporus is known by many names.  A young specimen with a closed cap and either pale white or light brown flesh is known as a button mushroom or white mushroom.  When the flesh darkens, the immature mushroom is variously marketed as a crimini mushroom, baby portobello, baby bella, mini bella, portabellini, Roman mushroom, Italian mushroom or brown mushroom.  At this stage of maturation, the cap may also begin to open slightly.  In maturity, it is called a portobello.  The French name is champignon de Paris ("Paris mushroom").

Below is nutritional data for white mushroom:

Agaricus bisporus, raw
Nutritional value per 100 g (3.5 oz)
Energy	94 kJ (22 kcal)
Carbohydrates	3.28 g
Sugars	1.65 g
Dietary fiber	1.0 g
Fat	0.34 g
Protein	3.09 g
Water	92.43 g
Thiamine (Vit. B1)	0.081 mg (6%)
Riboflavin (Vit. B2)	0.402 mg (27%)
Niacin (Vit. B3)	3.607 mg (24%)
Pantothenic acid (B5)	1.497 mg (30%)
Vitamin C	2.1 mg (4%)
Iron	0.50 mg (4%)
Percentages are relative to US recommendations for adults. Source: USDA Nutrient database

Process of Commercial Mushroom Growing

Growing mushrooms is a waste-recycling activity.  Mushroom farms benefit the environment by using many tons of mulch hay, straw-bedded horse manure and poultry manure.  These products are considered agricultural waste products and would not have a home if it were not for commercial mushroom production.

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The specific criteria (temperature set points, carbon dioxide concentrations and so forth) involved in each stage will change depending on different mushroom crops and different mushroom growers, but the basic concepts and methods of mushroom production remain constant.

The overall cultivation cycle of white mushroom consists of the following stages:

Composting

Composting is artificially accelerated decomposition of organic matter by a mixed microbial population in a moist warm aerobic environment.  The aim of composting is to produce a medium which is selective for white mushroom (agaricus bisporus) growth.  Composting is a compromise of producing a nutritional base for mushrooms and yet at the same time a substrate which will not support other fungal competitors.  The basic ingredients of compost are: straw, which supplies cellulose, hemicellulose and lignin and poultry litter, which supplies nitrogen, essential elements, vitamins and carbohydrates.

There are two phases in compost production: Phase 1 and Phase 2

Phase 1

The raw materials - wheat straw, poultry litter, gypsum and water are mixed and blended together and put into windrows.  The windrows are turned every 2-4 days to ensure thorough mixing and to achieve an aerobic environment in the compost, these windows are maintained for 7-14 days and temperatures can reach 167°F (75°C).  During this time the mix begins to decompose and the complex fractions are converted into elements the fungi will eventually use.

Phase 2

The compost is moved into controlled environmental chambers for the pasteurization stage, there is no turning during this phase.  The phase can be split into two sections: peak heating and conditioning of compost, which are vital for disease control.  Temperatures are run at 140°F (60°C) for 8 hours to kill off harmful organisms.

Once ready, the compost is packed and delivered to the mushroom growers.  Below is a brief description of typical white mushroom growing cycle used by the commercial growers:

One Week:

1.Filling

• Growers receive compost in 18-20 ton loads; in 900-1000 bags; each bag is 20 kg (44lbs).

• Compost-filled bags are set out in rows in mushroom growing tunnels.

2.Running

• Temperature should be maintained at 77°F (25°C), relative humidity 84-86 percent and CO2 levels raised to 5000 ppm to allow mycelium (mushroom fungus) to grow within the compost.

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Two Weeks

     3.Casing

• After 14-21 days the casing layer (a mixture of lime and peat) is added to a depth of 2 inches to the top of the bags.

• Mycelium grows through the casing in 10 days.

4.Breaking

• Three to four weeks after receiving compost, breaking occurs (cool fresh air replaces the humid warm air) and growth changes from vegetative to fruiting.

• Pin initiation occurs – the small mushrooms of the first flush.

Three Weeks

5.Mushroom Harvesting

• The firstflush is harvested one week later over a period of 3-4 days.

• Bags are watered, the environment in the growing tunnel is set for re-pinning and a second flush appears and is harvested.  Flushes appear at approximately 7 day intervals until 4 flushes are harvested.

Four Weeks

6.Empty

• The growing tunnel is emptied and the spent mushroom compost removed.

• House is cleaned and disinfected for a new crop.

• Each growing tunnel is cropped 4 times per year producing approximately 9,000 lbs. mushrooms from 1000 bags per crop.  Yield is approximately 500 lbs. mushrooms per ton of compost.

Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. At this time, our principal method of competition will be through personal contact with potential clients.

Competition

Our competitors will include Polish companies providing consulting businesses in commercial cultivation of white mushrooms (agaricus bisporus) in Poland. We will not be differentiating ourselves from the foregoing, but merely competing with them. The commercial mushroom consulting industry is extremely fragmented and competitive, and may be difficult to penetrate. Our competitive position within the industry is negligible in light of the fact that we have not started our operations. Older, well-established companies, companies with substantial customer bases, longer operating histories and better financial positions currently attract customers. Since we have not started operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of the quality of the consulting services that we intend to provide.   There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, client database, marketing, service, technical and other resources.  Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. At this time, our principal method of competition will be through personal contact with potential clients.

Some of the additional competitive factors that may affect our business are as follows:

1. Number of Competitors Increase: other companies may follow our business model of offering consulting services to commercial mushroom growers in Poland and Europe, which will reduce our competitive edge;

2. Price: Our competitors may be offering similar service at a lower price forcing us to lower our prices as well and possibly offer our service at loss;

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 Revenues

The company’s revenues will be what we charge our clients for our consulting services.

Please note that below numbers are estimated in nature and are meant to show the capacity of the company without hiring additional employees and not a guarantee of future revenues.

Estimated Prices for our consulting services are:

- Initial Meeting with Client - free of charge;

- Consulting Fee, small commercial white mushroom (agaricus bisporus) producers in Poland and Europe - varies depending on length of the project and scope of work involved, starting from USD 50.

- Consulting Fee, mid-sized commercial white mushroom (agaricus bisporus) producers in Poland and Europe - varies depending on length of the project and scope of work involved, starting from USD 75.

Invoicing will be on a monthly basis, beginning after we have completed our first four weeks of service.  Indigo International, Corp.  shall have discretion in selecting the dates and times it performs consulting services throughout the month giving due regard to the needs of the client’s business.  All actual reasonable and necessary expenditures, which are directly related to the consulting services, are to be reimbursed by the clients.

We cannot guarantee that we will be able to find successful contracts with the potential customers in need of mushroom cultivation consulting service in Poland and Europe, in which case our business may fail and we will have to cease our operations.

Agreement

On September 27, 2010 a Service Agreement was signed with “Ogrodnictwo Piotr Walkowiak,” a Poland based company.

The agreement with Ogrodnictwo Piotr Walkowiak contains the following material terms:

2. Term of Agreement/Termination: The term of this Agreement shall be for 12 months beginning from the Effective Date, unless terminated earlier as provided herein. CLIENT may terminate this Agreement for any reason upon twenty (20) days advance written notice to Consultant. Consultant may terminate this Agreement in the event that CLIENT commits a breach of its material obligations hereunder, upon twenty (20) days advance written notice and where CLIENT does not cure the breach.

3. Payment: The CLIENT will pay to Indigo International, Corp. $75.00 per hour for services rendered to the CLIENT under the Agreement.  CLIENT should be invoiced for consulting fees in an amount not to exceed $2,000 per month.  Invoicing should be on a monthly basis, beginning after Indigo International, Corp. has completed his first four (4) weeks of service.  Under no circumstances shall Indigo International, Corp. perform work having a value (based on the agreed upon per hour rate) in excess of the maximum permitted fee.  Payment by CLIENT is due within thirty (30) days from receipt of an approved invoice.  The CLIENT agrees to reimburse Indigo International, Corp. for all actual reasonable and necessary expenditures, which are directly related to the consulting services.  These expenditures include, but are not limited to, expenses related to travel (i.e. airfare, hotel, temporary housing, meals, parking, mileage, etc.), telephone calls and postal expenditure.  Expenses incurred by Indigo International, Corp. will be reimbursed by the CLIENT within 15 days of our proper written request for reimbursement.

4. Invoices/Reporting: All invoices submitted to CLIENT by Consultant for payment must include a written, task based report detailing the services actually and reasonably provided by Consultant to CLIENT along with the time spent by Consultant performing the same. Consultant shall certify in writing that each such invoice is complete and accurate. Payment is contingent on provision of such invoices. Consultant shall provide technical reports in accordance with the Scope of Work attached as Exhibit A.

Initially, our director Mr. Ireneusz Antoni Nawrot will work with the current consulting agreement.  In the future we also expect Mr. Nawrot to work on potential consulting agreements with other Polish/European companies. However, since our sole officer and director, Mr. Ireneusz Antoni Nawrot, owns his own agricultural company “Gospodarstwo Ogrodniczo Pieczarskie,” specializing in commercial production of white mushrooms (Agaricus bisporus) in Poland, he will only be devoting limited time to our operations.  Mr. Nawrot intends to devote approximately 30% (15 hours a week) of his business time to our affairs.  Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him.  As a result, our operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.  It is also possible that the demands on Mr. Nawrot from his own agricultural company “Gospodarstwo Ogrodniczo Pieczarskie” could increase with the result that he would no longer be able to devote sufficient time to the management of our business.  In addition, Mr. Nawrot may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels. And finally, we have not adopted a policy that expressly prohibits our sole officer and director Mr. Nawrot from having a direct or indirect financial interest in potential future opportunity or from engaging in business activities of the types conducted by us. As a result, in the future our sole officer and director Mr. Nawrot may favor his own interests over our interests and those of our shareholders, which could have a material adverse effect on our business and results of operations.

Since 1988 “Gospodarstwo Ogrodniczo Pieczarskie”, a Polish based company specializing in commercial production of white mushrooms (Agaricus bisporus) is the only company Mr. Nawrot has worked for; there are no other businesses Mr. Nawrot had been or is involved with.

We cannot guarantee that we will be able to find successful contracts with Polish companies, in which case our business may fail and we will have to cease our operations.

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Description of property

We do not have an ownership or leasehold interest in any property.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future.  Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation.  If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees.  Identification of Certain Significant Employees

We are a development stage company and currently have no employees, other than our sole officer and director Mr. Ireneusz Antoni Nawrot.  We intend to hire additional employees on an as needed basis.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the consulting services for commercial mushroom growers in any jurisdiction which we would conduct activities.  We do not believe that government regulation will have a material impact on the way we conduct our business.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Offices

Our office is currently located at 68A Nowe Tloki Street, Wolsztyn, Poland 64-200.  Our telephone number is +48717106630; our fax number is +48717243634.  This is the office of our Director, Mr. Ireneusz Antoni Nawrot.  We do not pay any rent to Mr. Nawrot and there is no agreement to pay any rent in the future.  Such costs are immaterial to the financial statements and, accordingly have not been reflected therein.  Upon the completion of our offering, we do not intend to establish an office elsewhere.

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Legal Proceedings

We are not currently a party to any legal proceedings.  Our address for service of process in Nevada is 375 North Stephanie St, Suite 1411, Henderson, Nevada 89014-8909.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading   of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement we have 29 registered shareholders.

Rule 144 Shares

A total of 3,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144.  Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Securities Exchange Act of 1934 periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 45,100 shares as of the date of this prospectus; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

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Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Plan of Operation

We are in the development stage of our business. As a development stage company, we have yet to earn revenue from operations.  We may experience fluctuations in operating results in future  periods due to a variety of factors, including our ability to obtain additional funding in a timely manner and on terms favorable to us, our ability to successfully develop our business model, the amount and  timing  of operating costs and capital expenditures relating to the expansion of our business, operations, infrastructure and  the  implementation of marketing programs, key agreements and strategic alliances, general economic conditions specific to our industry. To date, our business operations have been limited to primarily, the development of a business plan and the signing of the service agreement with “Ogrodnictwo Piotr Walkowiak,” a private Polish company, specializing in commercial white mushroom cultivation.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.   This is because we have not generated any revenues and no revenues are anticipated until we implement our business plan and execute our first service agreement. We are not raising any money in this offering. Our only sources for cash at this time are investments by shareholders in our company and cash advances from our sole director Ireneusz Antoni Nawrot, though we do not have an agreement from Mr. Nawrot for such cash advances.

As of February 17 , 2011 the aggregated amount of funds that Mr. Nawrot provided to Indigo International, Corp. is $274.00. The amount is due on demand, non-interest bearing and unsecured. Mr. Nawrot has informally agreed to advance funds to allow us to pay for incorporation fees. There is no contract in place or a written agreement securing this verbal agreement.

There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

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We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our services.

Our plan of operations is as follows:

January - April, 2011: Negotiate service agreements with potential customers.  Estimated amount of funds required: no material costs.

Initially, our sole officer and director, Mr. Ireneusz Antoni Nawrot, will look for potential customers.  As of February 17 , 2011 “Ogrodnictwo Piotr Walkowiak,” is the only Polish company we have signed a service agreement with.

Even though the negotiation of additional service agreements with customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain sufficient number of service agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures.  If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

We are not raising any money in this offering. Our only sources for cash at this time are investments by shareholders in our company and cash advances from our sole director Mr. Ireneusz Antoni Nawrot, though we do not have an agreement from Mr. Nawrot for such cash advances.  There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

May-August, 2011: Commence Marketing Campaign.  Estimated amount of funds required: $3,000

We intend to use marketing strategies, such as web advertisements, direct mailing and phone calls to acquire potential customers.  We also  expect  to get  new  clients  from  "word  of  mouth" advertising  where our new  clients will  refer  their  colleagues to us.  We will encourage such advertising by rewarding the person who referred new clients to us. The referral will be calculated as three per cent (3%) of the net value of services sold by the Company as a direct result of a referral upon successful execution of the service agreement.

We also plan to attend shows and exhibitions in agricultural industry, which help mushroom producers, distributors, consultants and potential buyers come face to face and find new business opportunities and partners.  We intend to spend about $3,000 on marketing efforts during the first year.  Marketing is an ongoing matter that will continue during the life of our operations.

August-November 2011: Develop Website.  Estimated amount of funds required: $4,000

By August of 2011, assuming available resources and company growth as planned we intend to begin developing our website.  Our director, Mr. Ireneusz Antoni Nawrot will be in charge of registering our web domain.  Once we register our web domain, we plan to hire a web designer to help us design and develop our website.  We do not have any written agreements with any web designers at the current time.  The website development costs, including site design and implementation will be approximately $4,000.  Updating and improving our website will continue throughout the lifetime of our operations.

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November-January, 2011-2012: Set up Office.  Estimated amount of funds required: $3,000

By November of 2011, assuming available resources, we might plan to set up an office in Poland.  We believe that it will cost approximately $3,000 to set up an office and obtain the necessary office equipment/furniture.

Office requirements:

     Furnishings               $ 1,200

     Filing                        $ 800

     Print/Scan/Fax           $ 700

     Phone                        $ 100

     Miscellaneous            $ 200

Our sole officer and director Mr. Nawrot will handle our administrative duties.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations:

Marketing costs	$ 3,000
Website development costs	4,000
Estimated cost of this offering	12,005
Office Set Up	3,000
Costs associated with being a publicly reporting company	7,000
Total	$29,005

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

 Our current cash reserves are not sufficient to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional funding in the near future.

We anticipate that additional funding will be from the sale of additional common stock.  We may seek to obtain short-term loans from our director as well, although no such arrangement has been made.  At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our director to meet our obligations over the next twelve months.  We do not have any arrangements in place for any future equity financing.  If we are unable to raise the required financing, our operations could be materially adversely affected and we could be forced to cease operations.

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Results of Operations for Period Ending September 30, 2010

We did not earn any revenues from our incorporation on June 2, 2010 to November 30, 2010.  We incurred operating expenses in the amount of $620 for the period from our inception on June 2, 2010 to November 30, 2010.  These operating expenses were comprised $376 for bank charges, $60 for the telephone charges and $184 for miscellaneous fees.  As of February 17 , 2011 we had cash of $15, 057 in our bank accounts.  However, we anticipate that we will incur substantial losses over the next 12 months.

We have not attained profitable operations and are dependent upon obtaining financing to continue with our business plan.  For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Reports to Security Holders

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is www.sec.gov.

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Directors, Executive Officers, Promoters and Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Director:

Name of Director	Age

Ireneusz Antoni Nawrot	49

Executive Officers:

Name of Officer	Age	Office

Ireneusz Antoni Nawrot	49	President, Chief Executive Officer, Treasurer, Chief Financial Officer and Chief Accounting Officer, Secretary

Biographical Information

Set forth below is a brief description of the background and business experience of our sole officer and director for the past five years.

Mr. Nawrot has acted as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors since our incorporation on June 2, 2010.  Mr. Ireneusz Antoni Nawrot owns 66.52% of the outstanding shares of our common stock.

Mr. Nawrot obtained a Bachelor’s degree in Agriculture from the Agricultural University of Poznan (August Cieszkowski Agricultural University of Poznan), located in Poland, in June 1981.  After graduation Mr. Ireneusz Antoni Nawrot has been working for various agricultural companies in Poland and Europe, whose businesses were involved in the production, processing, marketing and use of foods, fibers and byproducts from plant crops.  In 1988 Mr. Nawrot opened his own agricultural company “Gospodarstwo Ogrodniczo Pieczarskie,” specializing in commercial production of white mushrooms (Agaricus bisporus).  Since 1988 “Gospodarstwo Ogrodniczo Pieczarskie” is the only company Mr. Nawrot has worked for. Mr. Nawrot’s company “Gospodarstwo Orgodniczo Pieczarskie” is involved in the commercial production of mushrooms only; it is not a consulting company to the mushroom industry. Even though Mr. Nawrot has not provided consulting services to mushroom growers, his has over 22 years of experience in mushroom growing industry. His experience , qualifications and attributes have led to our conclusion that Mr. Ireneusz Antoni Nawrot should be serving as a member of our Board of Directors in light of our business and structure.  Mr. Nawrot has not been a member of the board of directors of any corporations during the last five years.  Mr. Nawrot intends to devote close to 30% (15 hours /week) of his time to planning and organizing activities of Indigo International, Corp.

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During the past ten years, Mr. Nawrot has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Nawrot was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Nawrot’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  No term, however, has been accorded to Mr. Nawrot’s term as a director.

Significant Employees

We have no significant employees other than our officer and sole director.

Audit Committee Financial Expert

We do not have an audit committee financial expert.  We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive.  Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

Mr. Ireneusz Antoni Nawrot, our President will be devoting approximately 30% (15 hours/week) of his time to our operations.  Because Mr. Nawrot will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him.  As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

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Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on June 2, 2010 to November 30, 2010 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ireneusz Antoni Nawrot President, CEO, CFO, Treasurer, Chief Accounting Officer, sole Director and Secretary	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its sole officer and director.

Mr. Ireneusz Antoni Nawrot currently devotes approximately 15 hours per week to manage the affairs of the Company.  He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officers or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Stock Option Grants

We have not granted any stock options to our executive officer since our inception.

Consulting Agreements

We do not have an employment or consulting agreement with Mr. Nawrot.  We do not pay him for acting as a director or officer.

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Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of	Name and address	Amount of beneficial	Percent
Class	of beneficial owner	ownership	of class
Common Stock	Ireneusz Antoni Nawrot	3,000,000	66.52%
	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Chief Accounting Officer, sole Director and Secretary
	68A Nowe Tloki Street, Wolsztyn, Poland 64-200

Common	Officer and Director as a	3,000,000	66.52%
Stock	group that consists of one person	shares

The percent of class is based on 4,510,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, except as indicated:

• Any of our directors or officers;

• Any person proposed as a nominee for election as a director;

• Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

• Any relative or spouse of any of the foregoing persons who has the same house as such person;

• Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

On June 2, 2010 Mr. Ireneusz Antoni Nawrot   advanced funds to us in the amount of $274.  There is no due date for the repayment of the funds advanced by Mr. Nawrot.  Mr. Nawrot will be repaid from revenues of operations if and when we generate revenues to repay the obligation.  There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Nawrot is based on an oral contract and does not bear interest.  There is no written agreement evidencing the advancement of funds by Mr. Nawrot or the repayment of the funds to Mr. Nawrot.

On June 25, 2010 we issued a total of 3,000,000 shares of restricted common stock to Mr. Nawrot for total cash proceeds of $3,000.

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Disclosure of Commission Position of Indemnification for
Securities Act of 1933 Liabilities

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

FINANCIAL STATEMENTS

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;

2.	Audited financial statements for the period from inception (June 2, 2010) to November 30, 2010

	a.	Balance Sheet;
	b.	Statement of Operations;
	c.	Statement of Cash Flows;
	d.	Statement of Stockholders' Equity; and
	e.	Notes to Financial Statements

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Indigo International, Corp.

Henderson, Nevada

We have audited the accompanying balance sheet of Indigo International, Corp. (A Development Stage Company) as of November 30, 2010 and the related statements of operations, stockholders’ equity and cash flows from inception (June 2, 2010) through November 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Indigo International, Corp. (A Development Stage Company) as of November 30, 2010 and the results of its operations and cash flows from inception (June 2, 2010) through November 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and the Company has not generated any revenue since inception, all of which raise substantial doubt about its ability to continue as a going concern. Management’s plan in regards to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

Henderson, Nevada

December 20, 2010

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INDIGO INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET (Audited)
NOVEMBER 30, 2010
ASSETS
Current Assets
Cash	$ 23,254
Total current assets	23,254
Total assets	$ 23,254
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Advance from related party	$ 274
Total current liabilities	274
Total liabilities	274
Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
4,510,000 shares issued and outstanding	4,510
Additional paid-in-capital	19,090
Deficit accumulated during the development stage	(620)
Total stockholders’ equity	22,980
Total liabilities and stockholders’ equity	$ 23,254

The accompanying notes are an integral part of these financial statements.

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INDIGO INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS (Audited)
From Inception (JUNE 2, 2010) to NOVEMBER 30, 2010
Revenues	$ -
Expenses
General and administrative expenses	620
Net loss from operations	(620)
Net loss	$ (620)
Loss per common share – basic	$ (0.00)
Weighted average number of common shares outstanding-basic	3,381,154

The accompanying notes are an integral part of these financial statements.

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INDIGO INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDERS’ EQUITY From Inception (JUNE 2, 2010) to NOVEMBER 30, 2010 (Audited)
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated During development stage	Total
Balance at inception	-	$ -	$ -	$ -	$ -
June 25 , 2010
Common shares issued for cash at $0.001	3,000,000	3,000	-	-	3,000
September 10, 2010
Common shares issued for cash at $0.01	960,000	960	8,640	-	9,600
November 18, 2010
Common shares issued for cash at $0.02	550,000	550	10,450		11,000
Net loss				(620)	(620)
Balance as of November 30, 2010	4,510,000	$ 4,510	$ 19,090	$ (620)	$ 22,980

The accompanying notes are an integral part of these financial statements.

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INDIGO INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS (Audited)
From Inception (JUNE 2, 2010) to NOVEMBER 30, 2010
Operating Activities
Net loss	$ (620)
Net cash used in operating activities	(620)
Financing Activities
Advance from related party - Directors and stockholders	274
Sale of common stock	23,600
Net cash provided by financing activities	23,874
Net increase in cash and equivalents	23,254
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$ 23,254
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -
Non-Cash Activities	$ -

The accompanying notes are an integral part of these financial statements.

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INDIGO INTERNATIONAL, CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2010

(Audited)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Indigo International, Corp (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on June 2, 2010.  The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  Since inception through November 30, 2010 the Company has not generated any revenue and has accumulated losses of $620.  The Company plans to operate a consulting business in commercial cultivation of white mushrooms (agaricus bisporus), including but  not limited to consulting in process engineering, improvement of production methods, fruiting techniques, spore measurements, mushroom quality, packaging, changes in growing on different strains or developing more adequate harvesting methods, quality of raw materials, recipe, homogeneity, logistics, the process of composting and hygiene and instructing and training of staff in Poland.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $620 as of November 30, 2010 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

The Company's bank accounts are deposited in insured institutions.  The funds are insured up to $250,000.  At November 30, 2010 the Company's bank deposits did not exceed the insured amounts.

Basic Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260,” “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations.  Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period.  Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends.  No dividends have been paid during the period shown.

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INDIGO INTERNATIONAL, CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2010

(Audited)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred.  The Company incurred advertising expense of $0 from Inception (June 2, 2010) to November 30, 2010.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted November 30 fiscal year end.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable.  When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows.  If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of November 30, 2010 the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

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INDIGO INTERNATIONAL, CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2010

(Audited)

NOTE 2 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.

On June 25, 2010, the Company issued 3,000,000 shares of its common stock at $0.001 per share for total proceeds of $3,000.  On September 10, 2010, the Company issued 960,000 shares of its common stock at $0.01 per share for total proceeds of $9,600.  On November 18, 2010, the Company issued 550,000 shares of its common stock at $0.02 per share for total proceeds of $11,000.

During the period Inception June 2, 2010 to November 30, 2010, the Company sold a total of 4,510,000 shares of common stock for total cash proceeds of $23,600.

NOTE 3 – INCOME TAXES

As of November 30, 2010 the Company had net operating loss carry forwards of $620 that may be available to reduce future years’ taxable income through 2030.  Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at November 30, 2010.

2010
Deferred tax assets:
Net operating loss carry forward	$ 620
Total deferred tax assets	217
Less: valuation allowance	(217)
Net deferred tax assets	$ -

The valuation allowance for deferred tax assets as of November 30, 2010 was $217.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of November 30, 2010.

Reconciliation between the statutory rate and the effective tax rate is as follows at November 30, 2010:

2010
Federal statutory tax rate	(35.0)%
Permanent difference and other	35.0%
Effective tax rate	-%

NOTE 4 – DUE TO RELATED PARTY

The Director loaned $274 to the Company on June 2, 2010. The amount is due on demand, non-interest bearing and unsecured.

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SUBJECT TO COMPLETION, DATED _____________, 2011

PROSPECTUS

INDIGO INTERNATIONAL, CORP.

1,510,000 SHARES

COMMON STOCK

Dealer Prospectus Delivery Obligation

Until ________________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Part II.  Information Not Required in the Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$5
Transfer Agent Fees	5,000
Accounting fees and expenses	3,500
Legal fees and expenses	3,000
Edgar filing fees	500

Total	$12,005

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

Indemnification of Directors and Officers

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes (“NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our Articles of Incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

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(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

We issued 3,000,000 shares of our common stock to Mr. Nawrot on June 25, 2010, who has been our President, Chief Executive Officer, Treasurer, and our sole officer and director since our inception on June 2, 2010.  He acquired these 3,000,000 shares at a price of $0.001 per share for total proceeds to us of $3,000.  These shares were issued pursuant to Regulation S promulgated pursuant to the Securities Act of 1933.

The shares were issued with a Rule 144 restrictive legend.

As of December 23, 2010 Mr. Nawrot had 3,000,000 restricted shares of common stock of Indigo International, Corp.

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We completed an offering of 960,000 shares of our common stock at a price of $0.01 per share to the following 12 purchasers on September 10, 2010:

Name of Subscriber	Number of Shares
Wojciech Jozef Antonkiewicz	80,000
Kinga Teresa Czepanis	80,000
Tomasz Iwaszczyszyn	80,000
Dorota Diana Kozuszek	80,000
Tomasz Krzysztof Szklany	80,000
Przemyslaw Grabek	80,000
Olga Aleksandra Lipowska	80,000
Adam Krzysztof Baczmanski	80,000
Dawid Adrian Druzkowski	80,000
Patrycja Danuta Baczmanska	80,000
Damian Przemyslaw Serwaczak	80,000
Adrian Dawid Kurek	80,000

The total amount received from this offering was $9,600.  We completed this offering pursuant to Regulation S of the Securities Act.

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We completed an offering of 550,000 shares of our common stock at a price of $0.02 per share to the following 16 purchasers on November 18, 2010:

Name of Subscriber	Number of Shares
Wojciech Nawrot	50,000
Marianna Nawrot	50,000
Pawel Sitkowski	50,000
Szymon Krajewski	50,000
Mariusz Chorazy	25,000
Marek Ryszard Jurkitewicz	25,000
Dawid Nawrot	50,000
Tadeusz Szymon Prokopiuk	25,000
Daniel Stanislaw Frysny	25,000
Miroslaw Wawryniuk	25,000
Marian Franciszek Prokopiuk	25,000
Mariusz Tadeusz Modrzewski	25,000
Wojciech Dudziak	50,000
Emil Karol Krajewski	25,000
Witold Przemyslaw Glinka	25,000
Pawel Nowak	25,000

The total amount received from this offering was $11,000.  We completed this offering pursuant to Regulation S of the Securities Act.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States.  We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

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Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required by law to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

Exhibits
Exhibit Number	Description

3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Opinion of Dean Law Corp., with consent to use *
10.1	Service Agreement with “Ogrodnictwo Piotr Walkowiak” *
23.1	Consent of De Joya Griffith & Company, LLC *

* Previously filed

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

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2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Wolsztyn, Poland, on February 17 , 2011.

Indigo International, Corp.

By:  /s/ Ireneusz Antoni Nawrot
Ireneusz Antoni Nawrot

President, Chief Executive Officer,
Treasurer, Chief Accounting Officer, Chief Financial Officer, sole Director and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Ireneusz Antoni Nawrot	President, Chief Executive	February 17 , 2011
Officer, Treasurer,
Ireneusz Antoni Nawrot	Chief Accounting Officer,
Chief Financial Officer
sole Director and Secretary

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EXHIBIT INDEX

Exhibit No.	Document Description
3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Opinion of Dean Law Corp., with consent to use *
10.1	Service Agreement with “Ogrodnictwo Piotr Walkowiak” *
23.1	Consent of De Joya Griffith & Company, LLC *

* Previously filed

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